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                                                                   EXHIBIT 10.10


                       NINTH AMENDMENT TO LOAN AGREEMENT


         This Ninth Amendment to Loan Agreement is made and effective as of September 26, 1997, by and between CELEBRITY, INC., a Texas corporation ("Celebrity"), MAGICSILK, INC., a Texas corporation ("Magicsilk"), THE CLUETT CORPORATION, a California corporation ("Cluett"), and INDIA EXOTICS, INC., a Texas corporation ("India"), and STAR WHOLESALE FLORIST, INC., a Texas corporation ("Star") (collectively, the "Borrowers") and NATIONAL CANADA FINANCE CORP., a Delaware corporation (the "Lender").

                                  WITNESSETH:

         WHEREAS, the Lender, Celebrity, and Magicsilk entered into a Loan Agreement dated May 10, 1993, as amended pursuant to a First Amendment to Loan Agreement dated as of July 27, 1993, a Second Amendment to Loan Agreement dated as of November 17, 1993 (by which Second Amendment, Cluett was added as one of the Borrowers), a Third Amendment to Loan Agreement dated as of March 18, 1994, a Fourth Amendment to Loan Agreement dated as of November 4, 1994, a Fifth Amendment to Loan Agreement dated as of February 3, 1995 (by which Fifth Amendment, India was added as on of the Borrowers), a Sixth Amendment to Loan Agreement dated as of March 14, 1995, a Seventh Amendment to Loan Agreement dated as of August 4, 1995, an Eighth Amendment to Loan Agreement dated as of July 22, 1999, and Waiver and Modification Letters dated May 15, 1996 and September 26, 1996, respectively (as so amended, the "Loan Agreement"), pursuant to which the Lender committed, among other things, to make loans, advances, and other credit facilities available to Celebrity, Magicsilk, Cluett, and India;

         WHEREAS, the parties desire to amend the Loan Agreement in certain respects, as hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing, for other valuable consideration hereby acknowledged, and subject to the other terms and conditions hereof, the Lender and the Borrowers agree that the following provisions of the Loan Agreement shall be amended, effective the date hereof, as follows:

         1. The definition of "Borrower" is amended in its entirety to include Celebrity, Magicsilk, Cluett, India, and Star.

         2. The definition of "Borrowing Base" in Exhibit A to the Loan Agreement is amended and restated in its entirety, as follows:



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                                "Borrowing Base

         The Borrowing Base is the sum of the following :

                  A. Fifty percent (50%) of the Inventory Value of the Acceptable Inventory of Celebrity and Cluett located in or in transit to the Continental United States, consisting of raw materials or finished goods; plus

                  B. Forty percent (40%) of the Inventory Value of the Acceptable Inventory of India and Star located in or in transit to the Continental United States, consisting of raw materials or finished goods; provided that in the case of Star, such Inventory Value shall be net of any reserves required by the Lender to be established for payment of sales taxes or other matters; plus

                  C. Eighty percent (80%) of the amount due and owing on all of the Borrowers' Acceptable Accounts owed by debtors located in the Continental United States;

                       provided, however, that (i) the maximum amount of the Loan, based on the Borrowers' Acceptable Inventory located in or in transit to the Continental United States, shall never exceed at any one time outstanding the sum of Seventeen Million Five Hundred Thousand Dollars ($17,500,000), and (ii) any or all of the percentages set forth in parts A., B., and C., above, may be increased or decreased in the reasonable discretion of the Lender, upon written notice to the Borrowers.

(NOTE: Although the Borrowing Base is limited as set forth above, the Lender's Security Interest covers and includes all of the Borrowers' Inventory, Accounts Receivable, and other collateral, both now owned or hereafter acquired, as more particularly described in the Security Agreement, as amended from time to time.)"

         3. The definition of "LIBOR Rate" now contained in the Fourth Amendment to the Loan Agreement is amended and restated in its entirety, as follows:

         "LIBOR Rate" means a rate per annum equal to the sum of two and three-quarters of one percent (2 3/4%) plus the rate determined pursuant to the following formula:

                            London Interbank Rate
                    ------------------------------------
                    100% minus LIBOR Reserve Percentage"

         4. The definition of "Prime Rate Loan" now contained in the Fourth Amendment to the Loan Agreement is amended and restated in its entirety, as follows:



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         "Prime Rate Loan" means a Loan bearing interest at a per annum rate, fluctuating from day to day, equal to the Prime Rate plus one percent (1%)."

         5. The definition of "Security Agreement" is amended and restated in its entirety, as follows:

         "Security Agreement" means that certain Amended and Restated Security Agreement dated as of September 26, 1997 executed by each and all of the Borrowers, together with any future renewals, extensions, or modifications thereto."

         6. The provision in the third sentence of Section 2.13(a) of the Loan Agreement, now contained in the Fourth Amendment to the Loan Agreement, that refers to "(x) the rate equal to (i) one-half of one percent (1/2%) per annum, plus (ii) the Prime Rate" is changed to read "(x) the rate equal to (i) one percent (1%) per annum plus (ii) the Prime Rate."

         7. Failure of the Celebrity Group to satisfy the minimum Net Worth requirement set forth in Section 6.15 of the Loan Agreement for the fiscal quarter ended as of June 30, 1997 is hereby waived by the Lender.

         8. Failure of the Celebrity Group to satisfy the debt to equity requirement set forth in Section 6.16(a) of the Loan Agreement as of June 30, 1997 is hereby waived by the Lender, and such required ratio is hereby changed to 3.00 to 1.00 for the fiscal year ended June 30, 1998, and for all periods thereafter, 2.00 to 1.00.

         9. Failure of the Celebrity Group to satisfy the EBITDA to interest expense requirement set forth in Section 6.16(c) of the Loan Agreement as of June 30, 1997 is hereby waived by the Lender.

         10. Failure of the Celebrity Group to satisfy the minimum Net Income requirement set forth in Section 6.17 of the Loan Agreement as of June 30, 1997 is hereby waived by the Lender.

         11. By their execution hereof, Celebrity, Magicsilk, Cluett, and India hereby certify to the Lender that as of the date hereof (a) all representations and warranties heretofore made by them under the Loan Agreement and the other loan papers related thereto are true in all material respects, and (b) Celebrity, Magicsilk, Cluett, and India do not have or claim to have any offset, counterclaim, or defense to any of their obligations under the Loan Agreement or any of the other loan papers related thereto. By its execution hereof, Star makes the same representations and warranties to the Lender regarding Star and its operations as of the date of this Ninth Amendment, except that Star is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

         12. Subject to satisfaction of the requirements for the effectiveness of this Ninth Amendment, as set forth in paragraph 14 hereof, and the agreement of the Borrowers to the terms


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and provisions in this Ninth Amendment, the Lender hereby agrees to all of the foregoing waivers and amendments to the Loan Agreement.

         13. Except as expressly set forth herein, all terms and provisions of the Loan Agreement and the other loan papers related thereto are hereby confirmed as in full force and effect. The Borrowers expressly agree by their execution hereof that all security interests, liens, and benefits created and conferred by the Loan Agreement and such loan papers cover and extend to all obligations evidenced and created by the Note, the Loan Agreement as amended hereby, and all renewals, extensions, and modifications thereof, in whole or in part. All terms with their initial letters capitalized herein and not otherwise defined herein have the same meanings set forth in the Loan Agreement.

         14. This Ninth Amendment shall not be effective until the Lender shall have received the following, each dated such day and in form and substance satisfactory to the Lender:

                  a. This Ninth Amendment, duly executed by all parties hereto;

                  b. A new Note in the form attached hereto as Exhibit A, duly executed by all parties thereto;

                  c. A new Security Agreement in the form attached hereto as Exhibit B, duly executed by all parties thereto;

                  d. Such Uniform Commercial Code Financing Statements as the Lender may require in order to give record notice of the security interest in the items listed in the Security Agreement, as executed by Star, accompanied by the Borrowers' check or checks in an amount sufficient to pay all recording fees and taxes for the recording of such financial statements;

                  e. Certified copies (i) of the resolutions of the Board of Directors of each of the Borrowers, upon which the Borrowers rely for authorization of this Ninth Amendment and all documents executed in connection herewith, and
                       (ii) of all documents evidencing other necessary corporate action, including all governmental and other consents and approvals, if any, with respect hereto and all other documents executed in connection herewith;

                  f.   A certificate of the Secretary or an Assistant
                       Secretary of each of the Borrowers, certifying the names and genuine signatures of the officer or officers of each of the Borrowers authorized to sign this Ninth Amendment and the other documents to be executed and delivered by each of the Borrowers hereunder;

                  g. Certificates of Good Standing for Star, from the State of its incorporation and such other States as the Lender shall require, together with copies of



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                       the Charter and By-Laws of Star, recently certified by
                       an appropriate corporate officer to be true and correct copies of such documents, and that such documents are in full force and effect;

                  h. Uniform Commercial Code searches from such recording offices as the Lender shall specify, evidencing the priority of the Lender's security interest under the Security Agreement, as executed by Star, over any other liens or encumbrances;

                  i. Payment by the Borrowers to the Lender of an amendment fee of $25,000; and

                  j. A favorable opinion of legal counsel for the Borrowers', such legal counsel to be acceptable to the Lender, regarding (i) the corporate existence and good standing of the Borrowers, (ii) the authorization, execution, legality, validity, and legal enforceability of this Ninth Amendment; and (iii) such other matters as the Lender may reasonably request.

                  k. A waiver and/or subordination of the landlord's lien on any property of Star located in or on the premises leased by Star, as the tenant, at 8223 N. Stemmons, Dallas, Texas 75247; provided however that the failure to deliver such a document to the Lender by the date hereof shall not adversely affect the effectiveness of this Ninth Amendment if such document is delivered to the Lender within thirty (30) days of the date hereof.

         15. This Ninth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.


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         IN WITNESS WHEREOF, the parties hereto have caused this Ninth
Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.


NATIONAL CANADA FINANCE                 CELEBRITY, INC.
CORP.


By:  /s/ WILLIAM HANDLEY                By:  /s/ ROBERT H. PATTERSON, JR.
     ---------------------------------       ---------------------------------
     Print Name:  William Handley            Print Name:  Robert H. Patterson
                 ---------------------                    --------------------
     Title:  Vice President                  Title:   Chairman
            --------------------------              --------------------------


By:  /s/ DOUG CLARK                     MAGICSILK, INC
     ---------------------------------
     Print Name:  Doug Clark
                 ---------------------  By:  /s/ ROBERT H. PATTERSON, JR.
     Title:  Vice President                  ----------------------------------
            --------------------------       Print Name:  Robert H. Patterson
                                                          ---------------------
                                             Title:   Chairman
                                                    ---------------------------


                                        THE CLUETT CORPORATION


                                        By:  /s/ ROBERT H. PATTERSON, JR.
                                             ----------------------------------
                                             Print Name:  Robert H. Patterson
                                                          ---------------------
                                             Title:   Chairman
                                                    ---------------------------


                                        INDIA EXOTICS, INC.


                                        By:  /s/ ROBERT H. PATTERSON, JR.
                                             ----------------------------------
                                             Print Name:  Robert H. Patterson
                                                          ---------------------
                                             Title:   Chairman
                                                    ---------------------------


                                        STAR WHOLESALE FLORIST, INC.


                                        By:  /s/ ROBERT H. PATTERSON, JR.
                                             ----------------------------------
                                             Print Name:  Robert H. Patterson
                                                          ---------------------
                                             Title:   Chairman
                                                    ---------------------------

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